UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 8, 2017

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1-441-278-4580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2017, James River Group Holdings, Ltd. (the “Company”) and its wholly-owned subsidiary, JRG Reinsurance Company Ltd. (“JRG Re”), entered into a First Amendment (the “First Amendment”) among the Company, JRG Re, KeyBank National Association, as Administrative Agent (the “Administrative Agent”), and the financial institutions that are parties thereto, which modifies the Company’s Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of December 7, 2016, among the Company, JRG Re, the Administrative Agent and the financial institutions that are parties thereto.

The First Amendment modifies the Credit Agreement to, among other things:

•	exclude hybrid securities from certain calculations of consolidated debt up to a maximum amount of $150 million;

•	increase the amount of additional debt which the Company may incur under new financings on a secured or unsecured basis from $10 million to $150 million, subject to compliance with applicable financial covenants, and with respect to additional secured debt, the reduction of the amount of outstanding letters of credit under the Company’s existing $100 million secured letter of credit facility (which outstanding letters of credit reduce the permitted amount of new secured financings on a dollar for dollar basis); and

•	adjust the amount of capital that the Company may invest in merger and acquisition activity from $25 million for any individual acquisition (and $75 million in the aggregate since December 7, 2016) to 50% of the consolidated net worth of the Company and its subsidiaries.

The Administrative Agent and certain of the financial institutions party to the First Amendment and/or the Credit Agreement, or their affiliates, have provided, and may in the future provide, normal banking, investment banking and/or advisory services for the Company and/or its affiliates from time to time, for which they have received, or may in the future receive, customary fees and expenses.

The forgoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated June 8, 2017, among James River Group Holdings, Ltd., JRG Reinsurance Company Ltd., KeyBank National Association, as Administrative Agent, and the financial institutions that are parties thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

James River Group Holdings, Ltd.

Dated: June 13, 2017	By:	/s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer

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Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated June 8, 2017, among James River Group Holdings, Ltd., JRG Reinsurance Company Ltd., KeyBank National Association, as Administrative Agent, and the financial institutions that are parties thereto

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